[ARMOR HOLDINGS LOGO]                                                                                          FOR IMMEDIATE RELEASE
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COMPANY CONTACT:                           MEDIA CONTACT:                                      INVESTOR RELATIONS CONTACT:
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Robert R. Schiller                         Michael Fox                                         James R. Palczynski
President & Chief Operating Officer        President, Corporate Communications Group           Principal
Armor Holdings, Inc.                       Integrated Corporate Relations, Inc.                Integrated Corporate Relations, Inc.
904.741.5400                               203.682.8218                                        203.682.8229
www.armorholdings.com                      mfox@icrinc.com                                     jp@icrinc.com

                  ARMOR HOLDINGS, INC. REPORTS RECORD QUARTERLY
                          EARNINGS IN THE FIRST QUARTER

-1ST QUARTER EARNINGS PER SHARE INCREASES 28% TO $1.11 VS. PRIOR YEAR OF $0.87-

                       - INTERNAL REVENUE GROWTH OF 20% -

                - 2ND QUARTER 2006 EPS GUIDANCE $1.05 TO $1.10 -

JACKSONVILLE, FLORIDA - APRIL 20, 2006 - ARMOR HOLDINGS, INC. (NYSE:AH), a
leading manufacturer and distributor of security products and vehicle armor systems serving military, law enforcement, homeland security and commercial markets, announced today financial results for the first quarter ended March 31,
2006.

FIRST QUARTER RESULTS

For the first quarter ended March 31, 2006, the Company reported revenue of
$445.4 million, an increase of 22.1% compared to $365.0 million in the first quarter last year. Net income for the first quarter was $41.4 million, or $1.11 per diluted share, versus $31.0 million, or $0.87 per diluted share in the first quarter last year. Pre-tax integration charges of $470,000, or $0.01 per diluted share on an after-tax basis, are included in the first quarter of 2006, compared to $800,000, or $0.01 per diluted share on an after-tax basis in the same period last year. There is also a $700,000 pre and net of tax gain included in other income, or $0.02 per diluted share, resulting from of the expiration of 1 million unexercised put option contracts sold against the Company's stock.
Included in the first quarter of 2005 is a $1.1 million pre and net of tax charge for the decline in the fair market value of put option contracts or $0.03 per diluted share.

Internal revenue growth, assuming that businesses acquired after December 31,
2004, were owned effective January 1, 2005, was 20%, including (0.4%) for foreign currency movements. Internal revenue growth by segment, including foreign currency movements, was 30% for the Aerospace & Defense Group and 10%
for the Products Group while the Mobile Security Division revenue declined 35%
from the same period last year, primarily due to a shortage of Chevrolet
Suburban base units. General Motors is in the midst of a model change due to be completed by mid-year 2006 and the Company expects to significantly increase its output during the second half of 2006.

The Company's gross profit margin in the first quarter decreased to 23.5% of revenues versus 25.0% in the year-ago quarter due to a reduction in Aerospace &
Defense Group gross margins, caused by an increased mix of lower-margin MTVR cab revenues and reduced SAPI plate margins related to changing product specifications. The Company's selling, general and administrative expenses as a percentage of revenue improved to 8.1% of revenue versus 9.3% of revenue in the year-ago quarter. This improvement was primarily due to the Company's ability to continue to scale its business.

                                    - MORE -

               13386 INTERNATIONAL PARKWAY JACKSONVILLE, FL 32218
                      TEL: 904.741.5400 FAX: 904.741.5403

                                      -2-

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first quarter increased by 19.4% to $70.9 million versus $59.4 million in the year-ago quarter. Following this press release is a reconciliation of net income to EBITDA for the three months ended March 31, 2006 and 2005.

Cash flow from operating activities for the first quarter was $28.3 million versus $19.7 million in the year-ago quarter. Free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, was $19.1 million versus $16.4 million in the same period last year. Following this press release is a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2006 and 2005.

Robert R. Schiller, President and Chief Operating Officer of Armor Holdings,
Inc., commented, "We are extremely pleased to report another record earnings quarter, in spite of certain short-term supply interruptions in our commercial armored passenger vehicle segment. The strength of our other segments during the quarter highlights the diversity of our product portfolio and the depth and breadth of the markets we serve."

Mr. Schiller continued, "We believe that there remains a significant opportunity to build our business strategically. Our balance sheet is strong and we are confident in our ability to evolve our business through, among other things, research and development and engineering operations."

BALANCE SHEET

As of March 31, 2006, the Company reported cash, cash equivalents, short-term investment securities and equity-based securities of $538 million compared to
$500 million at December 31, 2005. Cash equivalents at March 31, 2006, and
December 31, 2005, excluded $49 million and $29 million of cash, respectively, that was invested in equity-based securities, which is reflected on our balance sheet as a long-term asset in accordance with accounting principles generally accepted in the United States. Total debt (short-term, current portion and long-term) was $495 million at March 31, 2006, compared to $497 million at
December 31, 2005.

During the first quarter ended March 31, 2006, all remaining outstanding put options sold by the Company in a prior period covering 1 million shares on the
Company's common stock expired unexercised. Accordingly, we recorded an additional $700,000 in other income in the first quarter of 2006.

Effective January 1, 2006, Cyconics, a small subsidiary providing certain training services formerly reported as a part of the Products Group has been reclassified into the Aerospace & Defense Group.

GUIDANCE

The Company expects second quarter 2006 diluted earnings per share of $1.05 to
$1.10, excluding any impact of the pending acquisition of Stewart and Stevenson and after approximately $0.01 of integration costs.

Robert Schiller commented, "We continue to see improved levels of visibility within our businesses and believe that each one of our operating segments is well positioned for growth in both revenues and operating profits. We are also excited to continue to move toward closing our pending acquisition of Stewart &
Stevenson, which has received early termination of the Hart Scott-Rodino waiting period. This acquisition will elevate our ability to serve the needs of our customer, create value for our shareholders, and to extend our commitment to providing our men and women in uniform the best products possible. "

                                    - MORE -

                                      -3-

CONFERENCE CALL SCHEDULED FOR APRIL 20, 2006, AT 5:00 PM (EASTERN)

As previously announced, the Company will hold a teleconference at 5:00 PM
(Eastern) on April 20, 2006, to discuss its first quarter results.

There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc. website
(http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone.

Via telephone, the dial-in number is 1-800-230-1085 for domestic callers or
1-612-288-0318 for international callers. There is no passcode required for this call. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via replay at 1-800-475-6701 -
access code 826377 for domestic callers, or 1-320-365-3844 - access code 826377 for international callers. The teleconference replay will be available beginning at 12:00 a.m. on Friday, April 21st, and ending at 11:59 p.m. on Friday, April
28th.

ABOUT ARMOR HOLDINGS

Armor Holdings, Inc. (NYSE: AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets.
Additional information can be found at http://www.armorholdings.com .

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as
"anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the Company's Registration Statement on Form S-3, its 2005 Form 10-K and most recently filed Forms 8-K and 10-Q.

All references to earnings per share amounts in this press release are on a fully diluted basis.

                                - TABLES FOLLOW -

                                      -4-

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          THREE MONTHS ENDED
                                                                   MARCH 31, 2006       MARCH 31, 2005
                                                                  ---------------      ---------------

REVENUES:

  Aerospace & Defense                                                $ 345,103            $ 265,695
  Products                                                              76,836               63,333
  Mobile Security                                                       23,501               35,937
                                                                  ---------------      ---------------
  Total Revenues                                                       445,440              364,965
                                                                  ---------------      ---------------

COSTS AND EXPENSES:
  Cost of revenues                                                     340,810              273,655
  Selling, general and administrative expenses                          36,142               33,816
  Amortization                                                           2,259                2,038
  Integration                                                              470                  800
                                                                  ---------------      ---------------

OPERATING INCOME                                                        65,759               54,656

  Interest expense, net                                                    259                2,245
  Other (income) expense, net                                            (807)                1,123
                                                                  ---------------      ---------------

INCOME FROM OPERATIONS BEFORE PROVISION
   FOR INCOME TAXES                                                     66,307               51,288
PROVISION FOR INCOME TAXES                                              24,898               20,259
                                                                  ---------------      ---------------
NET INCOME                                                             $ 41,409            $ 31,029
                                                                  ===============      ===============
BASIC EARNINGS PER SHARE                                               $   1.17            $   0.90
                                                                  ===============      ===============
DILUTED EARNINGS PER SHARE                                             $   1.11            $   0.87
                                                                  ===============      ===============
WEIGHTED AVERAGE DILUTED SHARES                                          37,205              35,832
                                                                  ===============      ===============
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ARMOR HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(UNAUDITED)

(IN THOUSANDS)                                                            THREE MONTHS ENDED
                                                                  MARCH 31, 2006       MARCH 31, 2005
                                                                  ---------------      ---------------

Net income                                                              $ 41,409            $  31,029

Plus:  Provision for income taxes                                         24,898               20,259

Plus:  Other (income) expense, net                                          (807)               1,123

Plus:  Interest expense, net                                                 259                2,245
                                                                  ---------------      ---------------
Operating income                                                          65,759               54,656

Plus:  Amortization (Note A)                                               2,259                2,038

Plus:  Depreciation                                                        2,884                2,665
                                                                  ---------------      ---------------
EBITDA (Note B)                                                         $ 70,902            $  59,359
                                                                  ===============      ===============

Note A. Amortization for acquired intangibles with finite useful lives.

Note B. EBITDA, which represents the results from operations before interest, other (income) expense, income taxes, and certain non-cash items, including depreciation and amortization, is presented in the earnings release because our credit facility and the trust indentures under which our $150 million 8.25% Senior Subordinated Notes maturing in 2013 and our $345 million 2% Senior Subordinated Convertible Notes maturing in
        2024, unless earlier converted, redeemed or repurchased, are issued, contain financial covenants which generally are based, in part, on
        EBITDA. Additionally, management believes that EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that these measures are comparable to similarly titled measures presented by other companies.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

(IN THOUSANDS)                                                            THREE MONTHS ENDED
                                                                  MARCH 31, 2006       MARCH 31, 2005
                                                                  ---------------      ---------------

Net cash provided by operating activities                               $ 28,294              $ 19,661

Less:  Purchase of property and equipment                                 (9,199)               (3,223)
                                                                  --------------       ---------------
Free cash flow (Note C)                                                 $ 19,095              $16,438
                                                                  ==============       ===============

Note C. Free cash flow, which represents net cash provided by operating activities less purchase of property and equipment, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. Management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting purchase of property and equipment from net cash provided by operations, management believes this measure provides a more thorough measurement of operating cash flow. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

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